


Exhibit Number 11.0




                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                  Quarter Ended
                                                  March 31, 1996
                                                  --------------

Net Income                                              $548,017

Weighted average shares outstanding                    1,500,969

Common Stock equivalents due to dilutive
 effect on stock options                                  70,822
                                                          ------
Total weighted average common shares
 and equivalents outstanding                           1,571,791
                                                       =========
Primary earnings per share                                $ 0.35
                                                          ======

Additional dilutive shares using the end of
 the period market value versus the
 average market value when applying the
 treasury stock method                                     7,407
                                                           -----
Total weighted average common shares
 and equivalents outstanding for fully
 diluted computation                                   1,579,198
                                                       =========
Fully diluted earnings per share                           $0.35
                                                           =====






                                  17